Exhibit 10.16

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS WARRANT AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

WARRANT TO PURCHASE SERIES A-1 PREFERRED STOCK

OF

FORCE10 NETWORKS, INC.

Number: W-A1 - «Warrant_Number»	June «Warrant_Date», 2009

REFERENCE IS HEREBY MADE to that certain Series B Preferred Stock Purchase Agreement and Series A Preferred Stock Exchange Agreement dated June 18, 2009 (the “Series B Agreement”), by and among Force Networks, Inc., a Delaware corporation (the “Company”) and the Purchasers listed on Exhibit A thereof.

This warrant certificate (the “Warrant”) certifies that, for value received «Holder_Name» or its registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, to purchase, at the applicable Warrant Exercise Price set forth in Section 1, in whole or, subject to Section 2(c), in part, from time to time after the date hereof until «Expiration_Date», but not thereafter (the “Expiration Date”), the Warrant Stock.

1. Warrant Stock; Exercise Price. From and after the date hereof until the Expiration Date, the Warrant is exercisable to acquire «Number_of_Shares» shares of Series A-1 Preferred Stock (“Warrant Stock”), and is exercisable at a price per share equal to «Price» (the “Warrant Exercise Price”).

2. Exercise of Warrant.

(a) Subject to Section 2(c), the Warrant shall be exercised in whole or in part by presentation and surrender of this Warrant, properly endorsed with the Form of Election attached hereto as Exhibit A (the “Form of Election”) duly executed by the Holder, at the principal office of the Company, or such other office as the Company may from time to time designate in writing to the Holder, accompanied by payment of the purchase price for the Warrant Stock to be purchased. Upon the proper exercise of this Warrant, the Company shall promptly issue one or more certificates evidencing the number of shares of Warrant Stock so purchased together with new Warrants of like tenor representing in the aggregate the right to purchase that number of shares of Warrant Stock with respect to which the Warrant shall not then have been exercised.

(b) The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the Form of Election duly executed, at the office of the Company (a “Net Exercise”). Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Warrant Stock as is computed using the following formula:

X = Y (A-B)

      A

where:

X = the number of shares to be issued to the Holder pursuant to this Section 2(b).

Y = the number of shares covered by this Warrant in respect of which the net issue election is made pursuant to this        Section 2(b).

A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 2(b).

B = the per share Warrant Exercise Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 2(b).

For purposes of this Section 2(b), the “fair market value” per share of the Common Stock shall mean the closing market price of the Warrant Stock on a national securities exchange, if such closing price is reported, or the then fair market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

(c) In lieu of exercising this Warrant pursuant to Section 2(a) or pursuant to a Net Exercise, upon the closing of a Change of Control, the Holder shall receive in exchange from the acquiring person or entity upon such closing, without the payment by the Holder of any additional consideration, an amount and type of consideration equal to the amount and type of consideration that would have been payable by the acquiring person or entity in the Change of Control with respect to that number of shares of Warrant Stock that would have been issued had the Warrant been Net Exercised pursuant to Section 2(b) effective as of immediately prior to the Closing. Except as provided in this Section 2(c), upon the closing of the Change of Control, this Warrant terminates in full. As used in this Agreement, “Change of Control” means (i) a merger or consolidation of the Company with or into any other corporation or entity or any other corporate reorganization in which the stockholders of the Company immediately prior to such transaction shall own less than fifty percent (50%) of the voting power of the surviving or acquiring entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

3. Reservation of Stock. The Company covenants and agrees that: (a) so long as the Warrant is outstanding, it shall reserve and keep available out of Company’s authorized but unissued shares of capital stock, solely for the purpose of issuing such shares upon the exercise of the Warrant, the full number of shares of Warrant Stock deliverable to the Holder upon the exercise hereof; and (b) all shares of Warrant Stock delivered upon proper exercise of the Warrant shall be validly issued and outstanding and fully paid and nonassessable shares of capital stock.

4. Representations, Warranties and Certain Agreements of the Holder. The Holder hereby represents and warrants to, and agrees with the Company that:

(a) Purchase for Own Account. The Warrant issued to the Holder and the Warrant Stock issuable under the Warrant and the Company’s Common Stock issuable upon conversion of the Warrant Stock (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

(c) Disclosure of Information. The Holder has received or has had full access to all the information such Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Holder or to which such Holder had access.

(d) Investment Experience. The Holder understands that the purchase of the Securities involves substantial risk. The Holder (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Holder is able to fend for itself, can bear the economic risk of the Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting the Holder’s own interests in connection with this investment in the Securities or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Holder to be aware of the character, business acumen and financial circumstances of such persons.

(e) Accredited Investor Status. The Holder is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(f) Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder further understands that the Company is under no obligation to register the Securities except as set forth in that certain Amended and Restated Investors’ Right Agreement, dated as of February 19, 2008, as may be amended from time to time, between the Company and certain of its stockholders (the “Rights Agreement”), and the Company has no present plans to do so. Furthermore, the Holder is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. The Holder understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

5. Adjustment of Warrant Exercise Price and Number of Shares of Warrant Stock.

(a) Subdivision or Combination. In the event the Company shall effect a combination or subdivision in the number of its outstanding shares of capital stock by reason of a stock dividend, stock split, reverse stock split or similar stock transaction, or a reclassification of its outstanding shares of capital stock, then, and in any such event, the number and/or class of shares issuable hereunder and/or the Warrant Exercise Price shall be proportionately and/or equitably changed to reflect such combination, subdivision or reclassification.

(b) Adjustment for Reorganization, Consolidation, Merger. Subject to Section 2.3(c), in the event (i) of any recapitalization or reorganization of the Company, or (ii) that the Company shall consolidate with or merge into one or more other corporations or entities which results in a change of the Warrant Stock (each, a “Reorganization Event”), then, and in each such case, Holder, upon the exercise of this Warrant after such Reorganization Event shall be entitled to receive, in lieu of the stock or other securities and property that Holder would have been entitled to receive upon such exercise prior to such Reorganization Event, the stock or other securities or property which Holder would have been entitled to receive upon such Reorganization Event if, immediately prior to such Reorganization Event, Holder had completed such exercise of this Warrant, all subject to further adjustment as provided in this Warrant. If after such Reorganization Event, the Warrant is exercisable for securities of a corporation or entity other than the Company, then such corporation or entity shall duly execute and deliver to Holder a supplement hereto acknowledging such corporation’s or other entity’s obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after the consummation of such Reorganization Event.

(c) Conversion of Stock. In each case not otherwise covered in Section 5 where (i) all the outstanding Warrant Stock is converted, pursuant to the terms of the Company’s Certificate of Incorporation, into Common Stock or other securities or property, or (ii) the Warrant Stock otherwise ceases to exist or to be authorized under the Company’s Certificate of Incorporation (each a “Stock Event”), then Holder, upon exercise of this Warrant at any time after such Stock Event, shall receive, in lieu of the number of shares of Warrant Stock that would have been issuable upon exercise of this Warrant immediately prior to such Stock Event, the stock and other securities and property that Holder would have been entitled to receive upon the Stock Event, if immediately prior to such Stock Event, Holder had completed such exercise of this Warrant and obtained Warrant Stock.

(d) Fractional Shares. No fractional shares of Warrant Stock shall be issuable by the Company upon any exercise hereof, and, in lieu thereof, the Company shall make the payment of cash equal to any fraction of a share to which the Holder is entitled with the value thereof to be reasonably determined by the Company.

(e) Full and Partial Exercises. It is understood that the adjustments of the Warrant Exercise Price and aggregate numbers of shares of Warrant Stock shall not apply to any rights which have been exercised previously or to the shares purchased pursuant to such exercise. If any partial exercise(s) of the rights herein is (or are) made, then the adjustment provisions herein shall be applied to the rights which remain unexercised when the event which causes the adjustment occurs.

(f) No Impairment. Except and to the extent waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

6. Rights of the Holder. The Holder shall not be entitled to vote or receive dividends with respect to, nor be deemed the holder of, capital stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon any Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of capital stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or to receive the notice of meeting or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and any voting shares issuable hereunder shall have become deliverable as provided herein.

7. Further Limitations on Disposition. In addition to the restrictions on assignment of the Warrant set forth in Section 10(c), without in any way limiting the representations of the initial Holder set forth herein, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

(b) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of such Holder or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company that such disposition will not require registration of such Securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) of this Section 7, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Securities in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company is promptly provided evidence of such compliance; (ii) of any Securities by a Holder that is a partnership, LLC or a corporation to (A) a partner of such partnership, member of an LLC or stockholder or accredited employee of such corporation, (B) an affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any deceased partner of such partnership or deceased stockholder of such corporation; or (iii) by gift, will or intestate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7 and reaffirms the representations and warranties in Section 4 hereof to the same extent as if the transferee had been an original Holder hereunder.

8. Legends. Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Company’s Certificate of Incorporation or Bylaws, or any other agreement between the Company and such Holder:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

(b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that either (x) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (y) such security can be freely transferred in a public sale (other than pursuant to Rule 144, Rule 144A or Rule 145 promulgated under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

9. “Market Stand-Off” Agreement. The Holder and its assignees agree in connection with the Initial Public Offering (as defined below) not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company’s securities (other than those included in the registration or to Affiliates, as defined below) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time not to exceed one hundred eighty (180) days from the effective date of such registration as may be requested by the underwriters; provided, however, that all officers, directors and holders of greater than five percent (5%) of the then outstanding capital stock of the Company (calculated on a fully diluted basis) also enter into similar agreements; provided, further, that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 of thereof applies, then the restrictions imposed by this Section 9 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event will the restricted period extend beyond two hundred fifteen (215) days after the effective date of the registration statement. The Holder and its assignees further agree to enter into a separate agreement providing for the foregoing, as may be required by the underwriters. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. Notwithstanding the foregoing, such market standoff restrictions shall not apply to the Company’s public securities acquired during or after such Initial Public Offering. In the event that any person or entity is bound by restrictions similar to those set forth in this Section 9 shall be released from such restrictions prior to the end of the period of such restrictions, then Holder shall be released from such restrictions on a pro-rata basis (based on the number of shares held by each such person or entity) to the same extent as such person or entity. The term “Initial Public Offering” mean the first registered offering of the Company’s Common Stock for the account of the Company to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Term “Affiliate” has the meaning ascribed to it in Rule 144 promulgated under the Securities Act.

10. Miscellaneous.

(a) Waivers. The Company and all endorsers of this Warrant hereby waive notice, presentment, protest and notice of dishonor.

(b) Attorneys’ Fees. If any party is required to engage the services of an attorney for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Warrant, including attorneys’ fees.

(c) Transfer. Neither this Warrant nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion; provided, however, that this Warrant may be assigned, conveyed or transferred without the prior written consent of the Company to any Affiliate of Holder who executes and delivers to the Company an acknowledgement that such Affiliate agrees to be subject to, and bound by, all the terms and conditions of this Warrant and satisfies the Company that such transfer complies with state and federal securities laws as and to the extent set forth in the Placement Agreement. Subject to the foregoing, the rights and obligations of the Company and Holder under this Warrant shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

(d) Governing Law. This Warrant shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within the State of California, without reference to principles of conflict of laws or choice of laws.

(e) Headings. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

(f) Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) one (1) Business Day after deposit with an express overnight courier for United States deliveries, or three (3) Business Days after deposit with an express overnight courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested or (c) four (4) Business Days after deposit in the United States mail by certified mail (return receipt requested) solely for United States deliveries when addressed to the Holder at the address indicated for the Holder on Exhibit A to the Placement Agreement or, in the case of the Company, at 350 Holger Way, San Jose, CA 95134-1362, or at such other address as any party or the Company may designate for itself to receive notices by giving ten (10) days’ advance written notice to all other parties in accordance with the provisions of this Section.

(g) Amendments and Waivers. This Warrant and all other Warrants issued under the Placement Agreement may be amended, and any provisions under this Warrant and all other Warrants issued under the Placement Agreement, may be waived only with the written consent of the Company and the Holder.

(h) Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date first set forth above.

FORCE10 NETWORKS, INC., a Delaware corporation

By:
Name:	William Zerella
Title:	Chief Financial Officer

[SIGNATURE PAGE TO WARRANT TO PURCHASE SERIES A-1 PREFERRED STOCK OF FORCE10 NETWORKS, INC.]

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the date first set forth above.

AGREED AND ACKNOWLEDGED:

HOLDER «HOLDER_NAME»

By:
Name:
Title:

HOLDER’S ADDRESS FOR NOTICE

[SIGNATURE PAGE TO WARRANT TO PURCHASE SERIES A-1 PREFERRED STOCK OF FORCE10 NETWORKS, INC.]

EXHIBIT A

FORM OF ELECTION

(To be signed only upon exercise of Warrant)

To: Turin Networks, Inc.

Choose One:

☐	The undersigned Holder hereby elects to purchase shares of Series A-1 Preferred Stock of Force10 Networks, Inc. (the “Warrant Stock”), pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

☐	Net Exercise Election. The undersigned Holder elects to convert the Warrant into shares of Warrant Stock by net exercise election pursuant to Section 2.3(b) of the Warrant. This conversion is exercised with respect to shares of Series A-1 Preferred Stock of Force10 Networks, Inc., being the Warrant Stock for which the Warrant is presently exercisable pursuant to its terms (the “Warrant Stock”) covered by the Warrant.

(1) In exercising the Warrant, the undersigned Holder hereby confirms and acknowledges that the representations and warranties set forth in Section 4 of the Warrant as they apply to the undersigned Holder continue to be true and correct as of this date.

(2) Holder in exercising this Warrant reaffirms the transfer restrictions on the Warrant Stock (and on any replacement Warrant representing shares of unexercised Warrant Stock) and the market standoff agreement in connection with the Company’s Initial Public Offering set forth in the Warrant.

(3) Please issue a certificate or certificates representing such shares of Warrant Stock in the name specified below:

(Name)

(Address)

(City, State, Zip Code)

(Federal Tax Identification Number)

(Date)